UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Commerce Square, 21st Floor, 2005 Market Street, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 9, 2008, we received a letter from the New York Stock Exchange, or the NYSE, advising us that we were not in compliance with a NYSE's continued listing standard applicable to our common stock. That standard requires that a listed common stock maintain an average closing stock price of over $1.00 per share of common stock for 30 consecutive trading days.

Under the NYSE rules, we have ten business days, or until January 24, 2008, to notify the NYSE of our intent to cure this deficiency. On January 15, 2008, we notified the NYSE that it is our intent to cure this deficiency. Under the NYSE rules, we have six months from the date of the NYSE notice to cure the average price deficiency. If we have not cured the deficiency by that date, our common stock would be subject to delisting by the NYSE.

As required under NYSE rules, we have also issued a press release regarding this development, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description
99.1 Press Release dated January 15, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

January 15, 2008	By:	/s/ Karen Chang

Name: Karen Chang
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Press Relese dated January 15, 2008